UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2019

OLD DOMINION FREIGHT LINE, INC.

(Exact name of Registrant as Specified in Its Charter)

Virginia	0-19582	56-0751714
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Old Dominion Way Thomasville, NC 27360
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (336) 889-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.10 par value)	ODFL	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 16, 2019, the Board of Directors (the “Board”) of Old Dominion Freight Line, Inc. (the “Company”), upon the recommendation of the Compensation Committee of the Board, approved the amendment and restatement of (i) the Old Dominion Freight Line, Inc. Phantom Stock Plan (the “Amended 2005 Plan”) and (ii) the Old Dominion Freight Line, Inc. 2012 Phantom Stock Plan (the “Amended 2012 Plan” and, together with the Amended 2005 Plan, the “Amended Plans”).  The Amended Plans permit settlement of outstanding phantom stock awards in shares of the Company’s common stock, par value $0.10 per share (“Common Stock”), in lieu of cash settlement. The Amended Plans also provide for, among other things, waivers of the age 65 or age 55 vesting provisions for those participants, including each of the Company’s named executive officers, who will settle their outstanding phantom stock awards in Common Stock.  No other time-based or service-based vesting provisions were modified or accelerated for any participant as a result of the Amended Plans.

Each of the Company’s named executive officers has entered into amended award agreements with respect to outstanding phantom stock awards to settle such awards in shares of Common Stock, as set forth in the table below:

Named Executive Officer	Outstanding Phantom Stock Awards under Amended Plans, as Amended for Settlement in Common Stock
Earl E. Congdon	71,135.0
David S. Congdon	64,049.8
Greg C. Gantt	40,860.8
Adam N. Satterfield	7,349.5
Kevin M. Freeman	25,124.0
Cecil E. Overbey, Jr.	25,124.0

The outstanding phantom stock awards will be settled in shares of Common Stock equal to the number of vested shares of phantom stock on the applicable settlement date.  The shares of Common Stock will generally be distributed in twenty-four substantially equal monthly installments commencing on the first day of the sixth calendar month following such settlement date.  All shares of Common Stock that are entitled to settlement under the Amended Plans will be issued only under, and will be subject to the terms and conditions of, the Old Dominion Freight Line, Inc. 2016 Stock Incentive Plan (the “2016 Plan”), as currently permitted under the 2016 Plan.

The foregoing summary of the material terms of the Amended Plans and the amended award agreements is qualified in its entirety by reference to the copies of the Amended Plans and forms of amended award agreements attached hereto as exhibits and incorporated herein by reference.

Item 7.01.Regulation FD Disclosure.

The Company believes the changes to both the Old Dominion Freight Line, Inc. Phantom Stock Plan and the Old Dominion Freight Line, Inc. 2012 Phantom Stock Plan, along with the amended award agreements, enhanced its long-term equity compensation program.  In addition, these changes should reduce the quarterly volatility in employee benefit expense, included in the Company’s Statement of Operations, that is attributable to changes in the price of the Common Stock.

The Company expects that its fourth quarter results will include employee benefit expense attributable to outstanding phantom stock awards of approximately $16-18 million in the “Salaries, wages and benefits” line in its Statement of Operations.  The Company expects this employee benefit expense will be immaterial in future quarterly periods.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.19.13	Old Dominion Freight Line, Inc. Phantom Stock Plan (As Amended and Restated Through December 16, 2019)

10.19.14	Amendment to Old Dominion Freight Line, Inc. Phantom Stock Award Agreement (under the Old Dominion Freight Line, Inc. Phantom Stock Plan (As Amended and Restated Through December 16, 2019))

10.19.15	Old Dominion Freight Line, Inc. 2012 Phantom Stock Plan (As Amended and Restated Through December 16, 2019)

10.19.16	Amendment to Old Dominion Freight Line, Inc. Phantom Stock Award Agreement (under the Old Dominion Freight Line, Inc. 2012 Phantom Stock Plan (As Amended and Restated Through December 16, 2019))

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD DOMINION FREIGHT LINE, INC.

By:	/s/ Kimberly S. Maready
Kimberly S. Maready
Vice President – Accounting & Finance
(Principal Accounting Officer)

Date: December 19, 2019